                                                                Exhibit 10.11


                                  (EXHIBIT A)





                           WOLFHOYA INVESTMENTS, INC.


                             1995 STOCK OPTION PLAN

                           WOLFHOYA INVESTMENTS, INC.

                             1995 STOCK OPTION PLAN


                               TABLE OF CONTENTS

Article  Section                                                                             Page
-------  -------                                                                             ----

  1      ESTABLISHMENT, PURPOSE, AND EFFECTIVE DATE OF PLAN
         --------------------------------------------------

                   1.1    Establishment of the Plan                                           6

                   1.2    Purpose of the Plan                                                 6

                   1.3    Duration of the Plan                                                6

  2      DEFINITIONS AND CONSTRUCTION
         ----------------------------

                   2.1    Definitions                                                         7

                   2.2    Gender and Number                                                   10

                   2.3    Severability                                                        10

  3      ADMINISTRATION
         --------------

                   3.1    The Committee                                                       11

                   3.2    Authority of the Committee                                          11

                   3.3    Selection of Participants                                           11

                   3.4    Decisions Binding                                                   11

                   3.5    Delegation of Certain Responsibilities                              11

                   3.6    Procedures of the Committee                                         12

                   3.7    Award Agreements                                                    12

  4      STOCK SUBJECT TO THE PLAN
         -------------------------

                   4.1    Number of Shares                                                    13

                   4.2    Lapsed Awards                                                       13

                   4.3    Adjustments in Authorized Shares                                    13





                                       2
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
Article  Section                                                                              Page
-------  -------                                                                              ----

  5      ELIGIBILITY AND PARTICIPATION
         -----------------------------

                   5.1    Eligibility                                                         14

                   5.2    Actual Participation                                                14

  6      STOCK OPTIONS
         -------------

                   6.1    Grant of Options                                                    14

                   6.2    Option Agreement                                                    15

                   6.3    Option Price                                                        15

                   6.4    Duration of Options                                                 15

                   6.5    Exercise of Options                                                 15

                   6.6    Payment                                                             15

                   6.7    Restrictions on Stock Transferability                               16

                   6.8    Termination of Employment Due to
                          Death, Disability, or Retirement                                    16

                   6.9    Termination of Employment for Other Reasons                         17

                   6.10   Nontransferability of Options                                       17

  7      RESTRICTED STOCK
         ----------------

                   7.1    Grant of Restricted Stock                                           17

                   7.2    Restricted Stock Agreement                                          17

                   7.3    Transferability                                                     17

                   7.4    Other Restrictions                                                  18

                   7.5    Certificate Legend                                                  18

                   7.6    Removal of Restrictions                                             18

                   7.7    Voting Rights                                                       18

                   7.8    Dividend and Other Distributions                                    18






Article  Section                                                                              Page
-------  -------                                                                              ----

                   7.9    Termination of Employment Due to Retirement                         19

                   7.10   Termination of Employment Due to Death or Disability                19

                   7.11   Termination of Employment for Other Reasons                         19

                   7.12   Nontransferability of Restricted Stock                              19

  8      BENEFICIARY DESIGNATION
         -----------------------

                   8.1    Beneficiary Designation                                             20

  9      RIGHTS OF EMPLOYEES
         -------------------

                   9.1    Employment                                                          20

                   9.2    Participation                                                       20

 10      CHANGE IN CONTROL
         -----------------

                  10.1    In General                                                          20

 11      AMENDMENT, MODIFICATION, AND TERMINATION
         ----------------------------------------

                  11.1    Amendment, Modification, and Termination                            20

                  11.2    Awards Previously Granted                                           21

 12      WITHHOLDING
         -----------

                  12.1    Tax Withholding                                                     21

                  12.2    Stock Withholding Elections                                         21

                  12.3    Special Insider Stock Withholding Restrictions                      22

                  12.4    Stock Withholding Delivery Requirements                             22

 13      INDEMNIFICATION
         ---------------

                  13.1    Indemnification                                                     23





                                       4
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


Article  Section                                                                              Page
-------  -------                                                                              ----

 14      SUCCESSORS
         ----------

                  14.1    Successors                                                          23

 15      REQUIREMENTS OF LAW
         -------------------

                  15.1    Requirements of Law                                                 23

                  15.2    Governing Law                                                       23

 16      RIGHTS OF FIRST REFUSAL
         -----------------------

                  16.1    Rights of First Refusal                                             24

                           WOLFHOYA INVESTMENTS, INC.

                             1995 STOCK OPTION PLAN

         ARTICLE 1. ESTABLISHMENT, PURPOSE, AND EFFECTIVE DATE OF PLAN
         1.1 Establishment of the Plan. Wolfhoya Investments, Inc. (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the "1995 Stock Option Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of incentive stock options, nonqualified stock options, and restricted stock. Subject to ratification by a majority of the shareholders of the Company within twelve (12) months, the Plan shall become effective as of December 1, 1995 (the "Effective Date"), and shall remain in effect as provided in Section 1.3 herein. Awards may be granted hereunder on or after the Effective Date but in no event be exercisable or payable to a participant prior to such stockholder approval; and, if such approval is not obtained within twelve (12) months after the Effective Date, such awards shall be of no force and effect.
         1.2 Purpose of the Plan. The purpose of the Plan is to promote the success of the Company by providing incentives to Key Employees that will link their personal interests to the long-term financial success of the Company and to the growth in shareholder value. The Plan is intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Key Employees upon whose judgement, interest, and special effort the successful conduct of its operation is largely dependent.
         1.3 Duration of the Plan. The Plan shall commence on the Effective Date, as described in Article 1.1. herein, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 11, until all Stock subject to it shall have been purchased or acquired according to the provisions herein. However, in no event may an Award be granted under the Plan on or after the tenth (10th) anniversary of the Plan's

           Effective Date.  ARTICLE 2. DEFINITIONS AND CONSTRUCTION

         2.1 Definitions. Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

         (a) "Award" means, individually or collectively, a grant under this Plan of Incentive Stock Options, Nonqualified Stock Options, or Restricted Stock.
         (b) "Beneficial Owner" shall have the meaning ascribed to such terms in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act").
         (c) "Board" or "Board of Directors" means the Board of Directors of the Company.

         (d) "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

                 (i) A change in the ownership of sixty-six and two thirds percent (66.67%) or more of the Corporation's outstanding common stock, within a twelve month period; or,
                 (ii) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than: a) a merger or consolidation involving affiliated companies ("Affiliates"). For purposes of this Plan, the term Affiliates shall have the same definition as in Federal reserve Regulation L (Section 212.2) or, b) a merger or consolidation which would result in the voting Stock outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the voting Stock or the voting securities of such surviving entity outstanding immediately after such merger or consolidation; or
                 (iii) The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.
         However, in no event shall a Change in Control be deemed to have occurred, with respect to the Participant, if the Participant is part of a purchasing group which consummates the Change in Control transaction. The Participant shall be deemed "part of a purchasing group..." for purposes of the preceding sentence if the Participant is an equity participant or has agreed to become an equity participant in the purchasing company or group (except for (a) passive ownership of less than 5% of the Stock of the purchasing company or (b) ownership of equity participation in the purchasing company or group which is otherwise not deemed to be significant, as determined prior to the Change in Control by a majority of the nonemployee continuing directors). The Board has final authority to determine the exact date on which a change in control has been deemed to have occurred under (i), (ii), and (iii) above.
         (e)     "Cause" means:
                  (i) misappropriation of any funds or property of the Corporation; or
                  (ii)    attempting to obtain any personal
                          profit from any transaction in which the Participant has a personal financial interest, unless the Participant shall have first obtained the consent of the Board of Directors; or
                 (iii) material neglect or refusal to perform the duties reasonably assigned to the Participant; or
                 (iv) participating in a course of conduct which is injurious to the Corporation or its subsidiaries, as interpreted by the Board of Directors; or
                 (v)      being convicted of a felony; or

                 (vi)    being adjudicated a bankrupt; or

                 (vii) suspension due to the direction of any authorized bank regulatory agency.

         (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         (g) "Committee" means the Stock Option Committee of the Board, or any other committee appointed by the Board to administer the Plan pursuant to Article 3 herein.

         (h) "Company" means Wolfhoya Investments, Inc., a bank holding corporation or any successor thereto as provided in Article 14 herein.

         (i) "Disability" means a permanent and total disability as determined by the Committee in good faith, upon receipt of sufficient competent medical advice.

         (j) "Fair Market Value" means the average of the highest and lowest price at which the Stock was traded on the twenty trading days prior to the relevant date, as reported by the established market in which the shares are traded. If the shares are not really tradable, a determination of Fair Market Value shall be made by the Board of Directors of the Company.

         (k) "Incentive Stock Option" or "ISO" means an option to purchase Stock, granted under Article 6 herein, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422A of the Code.

         (l) "Key Employee" means an employee of the Company, including an employee who is an officer or a director of the Company, who, in the opinion of members of the Committee, can contribute significantly to the growth and profitability of the Company. "Key Employee" also may include those employees, identified by the Committee, in situations concerning extraordinary performance, promotion, retention, or recruitment. The granting of an Award under this Plan shall be deemed a determination by the Committee that such employee is a Key Employee.

        (m) "Nonqualified Stock Option" or "NSO" means an option to purchase Stock, granted under Article 6 herein, which is not intended to be an Incentive Stock Option.
        (n) "Option" means an Incentive Stock Option or a Nonqualified Stock Option.
        (o) "Outstanding Option" means any Option awarded to a Participant under the Plan for which and conditions and/or restrictions on exercisability have been met.
        (p) "Participant" means a Key Employee of the Company who has been granted an Award under the Plan.
        (q) "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is restricted, during which the Participant is subject to a substantial risk of forfeiture, pursuant to Article 8 herein.
        (r)     "Person" shall have the meaning ascribed to such term in
                Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a group as defined in Section 13(d).
        (s)     "Plan" means the Libertyville Bancorp 1995 Stock Option
                Plan, as herein described.
        (t) "Restricted Stock" means a Stock Award granted to a Participant pursuant to Article 8 herein.
        (u)     "Stock" or "Shares" means the common Stock of the Company.
        2.2 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
        2.3 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

                          ARTICLE 3. ADMINISTRATION
         3.1 The Committee. The Plan shall be administered by a committee (the "Committee") consisting of not less than three directors who shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.
         3.2 Authority of the Committee. Subject to the provisions of the Plan and subject to ratification by the Board, the Committee shall have full power to construe and interpret the Plan; to establish, amend or waive rules and regulations for its administration to accelerate the exercisability of any Award or the end of a Period of Restriction or the termination of any Award Agreement, or any other instrument relating to an Award under the Plan; and (subject to the provisions of Article 12 herein) to amend the terms and conditions of any outstanding Option, or Restricted Stock Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Notwithstanding the foregoing, no action of the Committee may, without the consent of the person or persons entitled to exercise any outstanding Option or to receive payment of any other outstanding Award, adversely affect the rights of such person or persons.
         3.3 Selection of Participants. The Committee shall have the authority to grant Awards under the Plan, from time to time, to such Key Employees of the Company (including officers and directors who are employees) as may be selected by it. The committee shall select Participants from among those who they have identified as being Key Employees.
         3.4 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive and binding on all persons, including the Company, its stockholders, Employees, Participants and their estates and beneficiaries.
         3.5 Delegation of Certain Responsibilities. The Committee may, in its sole discretion, delegate to appropriate officers of the Company the administration of the Plan under this Article 3;

provided, however, that no such delegation by the Committee shall be    made
with respect to the administration of the Plan as it affects officers or directors of the Company and provided further that the Committee may not delegate its authority to correct errors, omissions or inconsistencies in the Plan. All authority delegated by the Committee under this Section 3.5 shall be exercised in accordance with the provisions of the Plan and any guidelines for the exercise of such authority that may from time to time be established by the Committee.
        3.6 Procedures of the Committee. All determinations of the Committee shall be made by not less than a majority of its members present at the meeting (in person or otherwise) at which a quorum is present. A majority of the entire Committee shall constitute a quorum for the transaction of business.
Any action required or permitted to be taken at a meeting of the Committee may be taken without a meeting if a unanimous written consent, which sets for the action, is signed by each member of the Committee and filed with the minutes for proceedings of the Committee. No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his or her other services on the committee. Service on the Committee shall constitute service as a director of the Company so that members of the committee shall be entitled to indemnification (as provided in Article 14 herein), and limitation of liability and reimbursement with respect to their services as members of the Committee to the same extent as for services as directors of the Company.
        3.7 Award Agreements. Each Award under the Plan shall be evidenced by an Award Agreement which shall be signed by an officer of the Company and by the Participant, and shall contain such terms and conditions as may be approved by the Committee, which need not be the same in all cases. Any Award Agreement may be supplemented or amended in writing from time to time as approved by the Committee, provided the terms of such agreements as amended or supplemented, as well as the terms of the original award agreement, are not inconsistent with the provisions of the Plan.
         Nothing contained in the Plan or any resolutions adopted or to be adopted by the Board of Directors or by the stockholders of the Company shall constitute the granting of an Award under the Plan. An Employee who receives an Award under the Plan will not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, unless and until such Employee has executed an Award Agreement or other instrument evidencing the Award and shall have delivered an executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of the Award.

                     ARTICLE 4. STOCK SUBJECT TO THE PLAN

         4.1  Number of Shares.  Subject to adjustment as provided in Article
4.3 herein, the aggregate number of Shares of Stock subject to Awards under the Plan shall not exceed 32,000. Stock delivered under the Plan may consist, in whole or in part, of authorized and unissued Shares or treasury Shares.
         4.2 Lapsed Awards. If any Award granted under this Plan terminates, expires or lapses for any reason any Stock subject to such Award again shall be available for the grant of an Award under the Plan.
         4.3 Adjustments in Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, Stock divided, split-up, share combination, or other change in the corporate structure of the Company affecting the Stock, such adjustment shall be made in the number and class of Shares which may be delivered under the Plan, and in the number and class of and/or price of Shares subject to outstanding Options, and Restricted Stock Awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; and provided that the number of Shares subject to any Award shall always be a whole number. Any adjustment of an Incentive Stock Option under this paragraph shall be made in such a manner so as not to constitute a "modification" within the meaning of
Section 425(h)(3) of the Code.

                   ARTICLE 5. ELIGIBILITY AND PARTICIPATION

         5.1 Eligibility. Persons eligible to participate in this Plan include all employees of the Company who, in the opinion of the members of the Committee, are Key Employees. "Key Employees" may include employees who are members of the Board, but may not include directors who are not full-time employees.
         5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may from time to time select from Key Employees, those of whom Awards shall be granted and determine the nature and amount of each Award. No employee shall have any rights to be granted an Award under this Plan.
                            ARTICLE 6. STOCK OPTIONS
         6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Key Employees at anytime and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Shares of Stock subject to Options granted to each Participant. The Committee may grant any type of option to purchase Stock that is permitted by law at the time of grant including, but not limited to, ISOs and NSOs. However, no employee may receive an Award of Incentive Stock Options that are first exercisable during any calendar year to the extent that the aggregate Fair Market Value of the Stock (determined at the time the options are granted) exceeds $100,000. Nothing in this Article 6 shall be deemed to prevent the grant of NSOs in excess of the maximum established by Section 422A of the Code. Unless otherwise expressly provided at the time of grant, options granted under the Plan will be NSOs.

         6.2 Option Agreement. Each Option grant shall be evidenced by an option agreement that shall specify the type of option granted, the option price, the vesting period and conditions of the options granted, the duration of the option, the number of Shares of Stock to which the option pertains, and such other provisions as the Committee shall determine. The option agreement shall specify whether the option is intended to be an Incentive Stock Option within the meaning of Section 422A of the Code, or a Nonqualified Stock Option whose grant is intended not to fall under the Code provisions of Section 422A.
         6.3 Option Price. The purchase price per share of Stock covered by an Option shall not be less than 100% of the Fair Market Value of such Stock on the date the option is granted.
         An Incentive Stock Option granted to an Employee who, at the time of grant owns (within the meaning of Section 425(d) of the Code) Stock possessing more than 10% of the total combined voting power of all classes of Stock of the Company, shall have an exercise price which is at least 110% of the Fair Market Value of the Stock subject to the Option.
         6.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant provided, however, that no ISO shall be exercisable later than the tenth (10th) anniversary date of its grant.
         6.5 Exercise of Options. Options granted under the Plan shall be exercisable at such time and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Participants.
         6.6 Payment. Options shall be exercised by the delivery of a written notice to the Company setting forth the number of Shares of Stock with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option price upon exercise of any Option shall be payable to the Company in full either (a) in cash or its equivalent, or (b) by tendering Shares of previously acquired stock having a Fair Market Value at the time of exercise equal to the total

Option price, or (c) by combination of (a) and (b). The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general corporate purposes. As soon as practicable, after receipt of written notification and payment, the Company shall deliver to the participant, Stock certificates in an appropriate amount based upon the number of Option exercised, issued in the Participant's name.
         6.7 Restrictions on Stock Transferability. The Committee shall impose such restrictions on any Shares of Stock acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, with limitation, restrictions under applicable Federal securities law, under the requirements of any stock exchange upon which such Shares of Stock are then listed and under any blue sky or state securities laws applicable to such shares.
         6.8 Termination of Employment Due to Death, Disability, or Retirement. In the event the employment of a Participant is terminated by reasons of death, any Outstanding Option shall be exercisable at any time prior to the expiration date of the Options or within 90 days after such date of termination of employment, whichever period is shorter, by such person or persons as shall have acquired the Participant's rights under the Option by will or by the laws of descent and distribution. In the event the employment of Participant is terminated by reason of Disability, any Outstanding Options shall be exercisable at any time prior to the expiration date of the Options or within 90 days after such date of termination of employment, whichever period is shorter. In the event the employment of a Participant is terminated by reason of retirement (as defined under the then established rules of the Company), any Outstanding Options shall be exercisable at any time prior to the expiration date of the Options or within one year after such date of termination of employment, whichever period is shorter. In the case of Incentive Stock Options, the favorable tax treatment prescribed under Section 422A of the Internal Revenue Code of 1986, as amended may not be available if the options are not exercised within the Section 422A prescribed time period after termination of employment for death, disability, or retirement.
         6.9 Termination of Employment for Other Reasons. If the employment of the Participant shall terminate for any reason other than death, disability, retirement, or for Cause, all Outstanding Options shall terminate one month after such date of termination. In its sole discretion, the Committee may extend the exercisability of Outstanding Option for up to 180 days but, however, in no event beyond the expiration date of the Option.
         If the employment of the Participant shall terminate for Cause, rights under all outstanding Options shall be immediately terminated upon termination of employment.
         6.10 Nontransferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of decent and distribution. Further, all options granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.


                         ARTICLE 7. RESTRICTED STOCK

         7.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock under the Plan to such Participants and in such amounts as it shall determine.
         7.2 Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Agreement that shall specify the Period of Restriction, or periods, the number of Restricted Stock Shares granted, and such other provisions as the Committee shall determine.
         7.3 Transferability. Except as provided in this Article 7, the Shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction or for such period of time as shall be established by the Committee and as shall be specified in the Restricted Stock Agreement, or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Restricted Stock Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.
         7.4 Other Restrictions. The Committee shall impose such other restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certifications representing Restricted Stock to give appropriate notice of such restrictions.
         7.5 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 7.4 herein, each certificate representing Shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

         "The sale or other transfer of the Shares of Stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the 1995 Stock Option Plan of Wolfhoya Investments, Inc., in the rules and administrative procedures adopted pursuant to such Plan, and in a Restricted Stock Agreement dated ______. A copy of the Plan, such rules and procedures, and such Restricted Stock Agreement may be obtained from the Secretary of Wolfhoya Investments, Inc."

         7.6 Removal of Restrictions. Except as otherwise provided in this Article, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction. Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend required by Article 7.5 removed from his Stock certificate.

         7.7 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

         7.8 Dividends and Other Distributions. During the Period of Restriction, participants holding Shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those Shares while they are so held. If any such dividends or distributions are paid in Shares of Stock, the Shares shall be subject to the same restrictions on transferability as the Shares of Restricted Stock with respect to which they were paid.
         7.9 Termination of Employment Due to Retirement. In the event that a Participant terminates his employment with the Company because of normal retirement (as defined under the then established rules of the Company), any remaining Period of Restriction applicable to the Restricted Stock pursuant to
Article 7.3 hereof shall automatically terminate and, except as otherwise provided in Article 7.4, the Shares of Restricted Stock shall thereby be free of restrictions and freely transferable. In the event that a Participant terminates his employment with the Company because of early retirement (as defined under the then established rules of the Company), the Committee, in its sole discretion, may waive the restrictions remaining on any or all Shares of Restricted Stock pursuant to Article 7.3 herein and add such new restrictions to those Shares of Restricted Stock as it deems appropriate.
         7.10 Termination of Employment Due to Death or Disability. In the event a Participant's employment is terminated because of death or Disability during the Period of Restriction, any remaining Period of Restriction applicable to the Restricted Stock pursuant to Article 7.3 herein shall automatically terminate and, except as otherwise provided in Article 7.4, the Shares of Restricted Stock shall thereby be free of restrictions and fully transferable.
         7.11 Termination of Employment for Other Reasons. In the event that a Participant terminates his employment with the Company for any reason other than for Death, Disability, or Retirement, as set forth in Articles 7.9 and
7.10 herein, during the Period of Restriction, then any Shares of Restricted Stock still subject to restrictions as of the date of such termination shall automatically be forfeited and returned to the Company; provided, however, that, in the event of an





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
involuntary termination of employment of a Participant by the Company other than for Cause, the Committee, in its sole discretion, may waive the automatic forfeiture of any or all such Shares and may add such new restrictions to such Shares of Restricted Stock as it deems appropriate.
         7.12 Nontransferability of Restricted Stock. No shares of Restricted Stock granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution until the termination of the applicable Period of Restriction. All rights with respect to Restricted Stock granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.
                       ARTICLE 8. BENEFICIARY DESIGNATION
         8.1 Beneficiary Designation. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.
                         ARTICLE 9. RIGHTS OF EMPLOYEES
         9.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.
         9.2 Participation. No employee shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.
                         ARTICLE 10. CHANGE IN CONTROL
         10.1 In General. In the event of a Change in Control of the Company as defined, all awards under the Plan shall vest 100%, whereupon all Options shall become exercisable in full, and the restrictions applicable to Restricted Stock shall terminate.


             ARTICLE 11. AMENDMENT, MODIFICATION, AND TERMINATION

         11.1 Amendment, Modification, and Termination. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend, or modify the Plan. However, without the approval of the stockholders of the Company (as may be required by the Code, by the insider trading rules of Section 16 of the Exchange Act, by any national securities exchange or system on which the Stock is then listed or reported, or by a regulatory body having jurisdiction with respect hereto) no such termination, amendment or modification may:


         (a) Increase the total amount of Stock which may be issued under this plan, except as provided in Article 4.3 herein; or

         (b) Change the class of Employees eligible to participate in the Plan; or

         (c) Materially increase the cost of the Plan or materially increase the benefits to Participants; or

         (d) Extend the maximum period after the date of grant during which Options may be exercised; or

         (e)     Change the provisions of the Plan regarding Option price.

         11.2 Awards, Previously Granted. No termination, amendment or modification of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the written consent of the Participant.

                           ARTICLE 12. WITHHOLDING

        12.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, State and local taxes (including the participant's FICA obligation) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of this Plan.
        12.2 Stock Withholding Elections. Subject to the consent of the Committee, due to the exercise of a (a) Nonstatutory (Nonqualified) Stock Option, (b) lapse of restrictions on Restricted Stock, or (c) the issuance of any other Stock Award under the Plan, a Participant may make an irrevocable election to (i) have shares of Stock otherwise issuable under (a) withheld, or
(ii) tender back to the Company shares of Stock received pursuant to (a), (b), or (c), or (iii) deliver back to the Company pursuant to (a), (b), or (c) previously-acquired shares of Stock having a Fair Market Value sufficient to satisfy all or part of the Participant's estimated total federal, state, and local tax obligations associated with the transaction. Such elections must be made by a Participant on or prior to the Tax Date. The Committee may disapprove of any election, may suspend or terminate the right to make elections, or may provide with respect to any Award under the Plan that the right to make elections shall not apply to such Awards.
         12.3 Special Insider Stock Withholding Restrictions. Elections by Participants who are subject to the short swing profit restrictions of Section 16(b) of the Securities Exchange Act of 1934 are subject to the following additional restrictions: (a) the election may not be made within six months after the grant of a Nonstatutory (nonqualified) Stock Option or Restricted Stock Award (except that this limitation does not apply if the Participant dies or becomes disabled prior tot he expiration of the six-month period), and (b) the election must be made either (i) at least six months prior to the Tax Date or (ii) on or prior to the Tax Date and during the period beginning on the third business day and ending on the twelfth business day following the date on which the Company has released for publication its regular quarterly (or, in the case of the fourth quarter of its fiscal year, annual) summary financial information. For purposes of the preceding sentence, "business day" shall mean any calendar day other than Saturday, Sunday, or a national holiday.
         12.4 Stock Withholding Delivery Requirements. Pursuant to rules adopted by the Committee, when the Tax Date of a Participant is deferred pursuant to Code Section 83(c)(3) until six months after the exercise of a Nonstatutory (Nonqualified) Stock Option the participant does not make an election under Code Section 13.3 above, the full number of shares of Stock shall be issued or transferred to the Participant upon the exercise of the Nonstatutory (nonqualified) Stock Option, but the Participant shall be unconditionally obligated to tender back or deliver to the Company the proper number of shares on the Tax Date. When the Tax Date occurs in connection with the lapse of restrictions on Restricted Stock and the Participant elects share withholding, the Participant shall be unconditionally obligated to tender back or deliver to the Company a sufficient number of shares of Stock of the Company to satisfy the tax obligations on the Tax Date.
                         ARTICLE 13. INDEMNIFICATION
         13.1 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgement in any such action, suite, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
                            ARTICLE 14. SUCCESSORS
         14.1 Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such





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
successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.
                       ARTICLE 15. REQUIREMENTS OF LAW
         15.1 Requirements of Law. The granting of Awards and the issuance of Shares of Stock under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by an governmental agencies or national securities exchanges as may be required.
         15.2 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Illinois.

                     ARTICLE 16. RIGHTS OF FIRST REFUSAL
         16.1 Rights of First Refusal. If any Shares issued under the Plan are not readily tradable on an established market on the date an employee or his successor intends to sell such Shares, the employee or his successor may offer such Shares to the Company for purchase at a price and the Company shall have thirty days to exercise its right to purchase such Shares. Payment may be in a lump sum or in substantially equal annual or more frequent installments over a period not exceeding five years in the discretion of the Board. If the Board selects a method of deferred payments, the unpaid balance shall earn interest at a rate which is substantially equal to the rate at which the Company could borrow the amount due and shall be secured by a pledge of the Shares purchased or such other adequate security as agreed to by the Company and the employee or his successor. For purposes of this Paragraph, Shares shall be considered not readily tradable on an established market if such Shares are not publicly tradable or because such Shares are subject to a trading limitation under any Federal or state securities law or regulation which would make such Shares less freely tradable than stock not so restricted.





                                       25